Exhibit 10.1

SETTLEMENT AND RELEASE AGREEMENT

SETTLEMENT AND RELEASE AGREEMENT, dated as of June 8, 2006 (this “Agreement”), by and between SmartVideo Technologies, Inc. (“SMVD”) and Enable Growth Partners, L.P. (“Enable”).

WHEREAS, on March 29, 2005, Enable purchased common stock and warrants from SMVD pursuant to the Securities Purchase Agreement, dated as of March 29, 2005, by and among SMVD and Enables signatory thereto (the “Purchase Agreement”);

WHEREAS, a dispute arose between Enable and SMVD over certain provisions contained in the Purchase Agreement; and

WHEREAS, Enable and SMVD desire to resolve certain disputes over the provisions contained in the Purchase Agreement, and for this reason, have entered into this Agreement, which sets forth the terms and conditions upon which SMVD is issuing to Enable 450,000 shares of common stock of SMVD in consideration for Enable releasing SMVD from liability resulting from such disputes.

NOW THEREFORE, in consideration of the mutual agreements contained herein, the parties agree as follows:

1. Allegation of Damages. Enable has alleged that on November 29 and 30, 2005 and December 1, 6, 7, 12 and 13, 2005, SMVD failed to deliver unlegended common stock certificates of SMVD to Enable upon request within five business days as required pursuant to Section 5(d) of the Purchase Agreement and as a result of being bought in because of such failure, Enable was damaged in the amount of $1,757,567.71 (the “Allegation”). Attached hereto as Exhibit A is a spreadsheet setting forth Enable’s claim for damages as a result of the Allegations.

2. Issuance of Shares of Common Stock. In consideration for agreeing to release SMVD from the Allegation pursuant to Section 3 below, SMVD shall issue to Enable 450,000 shares of Common Stock (the “Shares”), subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement, within 5 business days of the date hereof. SMVD shall register the Shares for resale by enable on a registration statement with the Securities and Exchange Commission within 30 days of the date hereof and cause such registration statement to be declared effective as soon as possible but in any event within 120 days. SMVD’s obligations to Enable with respect to the registration and listing of the Shares shall be otherwise identical to SMVD’s obligations to Enable with respect to any shares of common stock of Enable purchased pursuant to the Purchase Agreement and Registration Rights Agreement entered into in connection therewith.

3. Mutual Release.

(a) Effective upon the issuance of the Shares, SMVD, for itself and its affiliates and successors and assigns, hereby releases and discharges Enable and its respective directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) successors and assigns from all suits, claims, charges, liabilities and causes of action, whatsoever, whether known or unknown, in law or equity or otherwise, which SMVD or its affiliates, successors and assigns have or may have against any or all of them arising out of, relating to, or in connection solely with the Allegation.

(b) Effective upon the issuance of the Shares, Enable, for itself and its affiliates and successors and assigns, hereby releases and discharges SMVD and its respective directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), successors and assigns from all suits, claims, charges, liabilities and causes of action, whatsoever, whether known or unknown, in law or equity or otherwise, which Enable or its affiliates, successors and assigns have or may have against any or all of them arising out of, relating to, or in connection solely with the Allegation.

4. Representations and Warranties of SMVD. SMVD represents and warrants to Enable as follows:

(a) SMVD has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by SMVD and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of SMVD and no further action is required by SMVD, its board of directors or its stockholders in connection herewith. This Agreement has been duly executed by SMVD and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of SMVD enforceable against SMVD in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating.

(b) SMVD is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the requisite corporate power and authority to execute, deliver and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

(c) The Shares are duly authorized and, when issued will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by SMVD other than restrictions on transfer; and

(d) Neither the execution and delivery of this Agreement nor the performance by SMVD of its obligations hereunder will violate any provision of law applicable to SMVD or require any consent or approval of, or filing with or notice to any public body or authority under any provision of law applicable to SMVD other than notices or filings pursuant to the federal securities laws.

5. Representations and Warranties of Enable. The Enable represents and warrants to SMVD as follows:

(c) Enable has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by Enable and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Enable and no further action is required by Enable, its board of directors or its stockholders in connection herewith. This Agreement has been duly executed by Enable and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of Enable enforceable against Enable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating.

(d) Enable is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the requisite corporate power and authority to execute, deliver and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement; and

(e) Neither the execution and delivery of this Agreement nor the performance by Enable of its obligations hereunder will violate any provision of law applicable to Enable or require any consent or approval of, or filing with or notice to any public body or authority under, any provision of law applicable to Enable other than notice or filings pursuant to the federal securities laws.

6. Expenses. All fees and expenses incurred by any of the parties hereto shall be borne by the party incurring such fees and expenses and all sales, transfer or other similar taxes payable in connection with this Agreement will be borne by the party incurring such taxes.

7. Miscellaneous.

(f) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an instrument in writing signed by each of the parties to this Agreement.

(g) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective directors, officers, heirs, legal representatives, attorneys, successors and assigns.

(h) All representations, warranties and covenants shall survive the date hereof.

(i) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without reference to the conflict of laws principles thereof. Enable and SMVD consent to the jurisdiction and venue of the Courts of the State of Georgia within Fulton County, Georgia and the United States District Court of the Northern District of Georgia, Atlanta Division in connection with any claim or controversy arising out of or relating to this Agreement.

(j) All notices and other communications under this Agreement shall be in writing and delivery thereof shall be deemed to have been made when transmitted by hand delivery, commercial overnight delivery service, telegram, telex, telecopier or facsimile transmission, when confirmed, to the party entitled to receive the same at the address indicated below or at such other address as such party shall have specified by written notice to the other parties hereto given in accordance herewith:

(i)	if to Enable, addressed to:

One Ferry Building, Suite 255
San Francisco, CA 94111
Attn: Adam Epstein
Fax: (415) 677-1580

(ii)	if to SMVD, addressed to:

3505 Koger Boulevard
Suite 400
Duluth, GA 30096
Attn: Richard E. Bennett, Jr.
Fax: (770) 279-3143

(k) Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other terms of this Agreement. This Agreement may be executed in counterparts.

(l) Time is of the essence with respect to the obligations of the parties under this Agreement.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Enable and SMVD have executed this Agreement on the date first above written.

SMARTVIDIO TECHNOLOGIES, INC.

By:	/s/ David R. Ross
Name: David R. Ross
Title: President

ENABLE GROWTH PARTNERS, L.P.

By:	/s/ Adam Epstein
Name: Adam Epstein
Title: Principal

Exhibit A

ENABLE GROWTH PARTNERS LP -

Tran		Trade	Settle		Trade
Code	Security	Date	Date	Quantity	Amount	Price

RESTRICTED S3 SALES
sl	SMARTVIDEO TECHNOLOGIES - RSTD $0.75	11/7/2005	11/10/2005	36,000	$50,444.67	$1.4012
sl	SMARTVIDEO TECHNOLOGIES - RSTD $0.75	11/8/2005	11/14/2005	35,200	$49,802.39	$1.4148
sl	SMARTVIDEO TECHNOLOGIES - RSTD $0.75	11/11/2005	11/16/2005	25,500	$37,157.04	$1.4571
sl	SMARTVIDEO TECHNOLOGIES - RSTD $0.75	11/15/2005	11/18/2005	20,522	$45,721.10	$2.2279
sl	SMARTVIDEO TECHNOLOGIES - RSTD $0.75	11/15/2005	11/18/2005	44,445	$99,019.30	$2.2279
				161,667	$282,144.50	$1.7452

	Bought In on Reg SHO	11/29/2005	12/2/2005	32,285	$141,569.73	$4.3850
		11/30/2005	12/5/2005	35,200	$194,480.00	$5.5250
		12/1/2005	12/6/2005	25,500	$148,614.00	$5.8280
		12/1/2005	12/6/2005	24,000	$146,350.26	$6.0979
		12/6/2005	12/9/2005	41,005	$215,743.71	$5.2614
		12/7/2005	12/12/2005	3,677	$18,274.69	$4.9700
				161,667	$865,032.39	$5.3507

	Loss - S3 sales				($582,887.89)

ENABLE GROWTH PARTNERS LP - WARRANT CONVERSION SALES
sl	SMARTVIDEO TECHNOLOGIES INC	11/21/2005	11/25/2005	40,000	$146,517.82	$3.6629
sl	SMARTVIDEO TECHNOLOGIES INC	11/21/2005	11/25/2005	50,000	$190,806.96	$3.8161
sl	SMARTVIDEO TECHNOLOGIES INC	11/22/2005	11/28/2005	43,334	$163,054.60	$3.7627
				133,334	$500,379.38	$3.7528

	Bought In on Reg SHO	12/12/2005	12/15/2005	70,000	$450,198.00	$6.4314
		12/12/2005	12/15/2005	20,000	$136,582.00	$6.8291
		12/13/2005	12/16/2005	20,000	$142,884.00	$7.1442
		12/13/2005	12/16/2005	23,224	$163,103.52	$7.0231
		12/16/2005	12/21/2005	110	$707.30	$6.4300

				133,334	$893,475	$6.7010

	Loss - warrant conversion				($393,095.44)

	Total Loss				($975,983.33)

	Total Damages				$1,758,507.21